Exhibit 99.1

Achieves Solid Start to Fiscal 2025 as Beer Business Maintains Strong Volume Growth and Delivers Operating Margin Expansion
Returns Over $240 Million to Shareholders in Share Repurchases Through June 2024

	Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) Per Share Attributable to CBI (EPS)
First Quarter Fiscal Year 2025 Financial Highlights (1) | In millions, except per share data
Reported	$2,662	$942	$877	$1,024	$4.78
% Change	6%	23%	NM	193%	NM
Comparable	$2,662	$924	$655	$923	$3.57
% Change	6%	12%	22%	16%	17%
(1) Definitions of reported, comparable, adjusted, and Canopy EIE, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, and comparable Canopy EIE amounts are non-GAAP financial measures. NM=Not Meaningful

HIGHLIGHTS
•Generates reported EPS of $4.78 and comparable EPS of $3.57
•Beer Business achieves strong high single-digit net sales growth and double-digit operating income growth primarily driven by continued volume growth and cost savings initiatives
•Wine and Spirits Business initiates commercial and operational actions expected to drive net sales and operating income improvements and affirms fiscal 2025 outlook
•Generates first quarter operating cash flow of $691 million, a 4% increase, and free cash flow of $315 million, a 19% decrease, driven by brewery capacity investments

•Updates fiscal 2025 reported EPS outlook to $14.63 - $14.93 and affirms comparable EPS outlook of $13.50 - $13.80, including shares repurchased through June 2024
•Affirms fiscal 2025 operating cash flow target of $2.8 - $3.0 billion and free cash flow projection of $1.4 - $1.5 billion
•Declares quarterly cash dividend of $1.01 per share Class A Common Stock
•Obtained TRUE Certification for Zero Waste for our current breweries in Mexico, marking a significant milestone in meeting our waste reduction commitment

CONSTELLATION BRANDS GROWTH OUTPACES CPG SECTOR BY 4.5 PERCENTAGE POINTS IN DOLLAR SALES	BEER BUSINESS DELIVERS 2ND HIGHEST SHARE GAIN IN BEVERAGE INDUSTRY IN DOLLAR SALES	CRAFT SPIRITS PORTFOLIO ACHIEVES DOUBLE- DIGIT GROWTH IN DOLLAR SALES, OUTPERFORMING HIGHER-END SPIRITS SEGMENT
Relative performance to CPG sector per Circana, total U.S. Multi-Outlet + Convenience, 12 weeks ended on May 19, 2024 (latest available CPG sector data within the first quarter of fiscal 2025); all other Circana data per 12 weeks ended June 2, 2024.

"Our Beer Business continued to achieve strong volume growth well above that of its category and total Beverage Alcohol. This outstanding performance supported the second largest dollar share gain within the broader Beverage industry and reinforced our significant growth outperformance relative to the entire CPG sector. Our Wine and Spirits Business is making good progress against the operational and commercial execution initiatives identified in Q4 of Fiscal '24 to support its trajectory toward this year's

"The consistent top-line growth and cost savings actions of our Beer Business drove strong operating income and cash flow generation in Q1. In line with our disciplined and balanced capital allocation priorities from the last five years: we lowered our net leverage ratio to 3.1x and continue to expect to achieve our ~3.0x target this fiscal year; returned cash to shareholders through our dividend and $200 million of share repurchases in Q1; continued to advance our brewery investments in our Beer Business; and

guidance. All in, we continue to make progress and remain focused on our Fiscal '25 outlook."	executed a tuck-in acquisition bringing mix and asset utilization benefits for our wine portfolio."
Bill Newlands	Garth Hankinson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 1

beer
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
May 31, 2024	115.1		$2,272.8	$923.0
May 31, 2023	107.0		$2,098.6	$797.8
% Change	7.6%	6.4%	8%	16%
HIGHLIGHTS
•Our Beer Business achieved a solid 8% net sales increase bolstered by a 7.6% rise in shipment volumes.
•Depletion volume had strong growth of 6.4% excluding the impact of the craft beer divestitures in fiscal 2024. The increase was driven by ongoing high demand across most of our portfolio, led by growth in Modelo Especial of approximately 11%, Pacifico of approximately 21%, and the Modelo Chelada brands of over 5%; Corona Extra depletions declined over 1%, but the brand is still expected to deliver depletion growth for fiscal 2025.
•In Circana channels, our Beer Business was the #1 dollar share gainer for the 11th consecutive quarter and #1 volume share gainer in the total beer category in the U.S., adding 1.4 and 1.3 points, respectively. Our dollar sales and volume growth outpaced the total beer category by 7.8 and 8.6 percentage points, respectively, and the high-end segment by 5.6 and 6.0 percentage points, respectively.
•Additionally, our Beer Business had 4 of the top 15 dollar share gaining brands across the total Beer category as:
◦Modelo Especial accelerated its growth in tracked channels and remained the #1 brand share gainer and #1 brand across the whole U.S. beer category in dollar sales;
◦Corona Extra maintained its position as a top 5 brand across the entire U.S. beer category in dollar sales and gained share;
◦Pacifico continued to grow rapidly and was the #4 dollar share gainer across the overall beer category; and
◦Modelo Chelada brands sustained solid momentum as Modelo Chelada Limón y Sal was a top 10 overall dollar share gainer in the U.S. beer market.
•Operating margin increased 260 basis points to 40.6% supported by fixed cost absorption driven by net sales growth, benefits from ongoing cost saving initiatives, and timing and efficiencies in marketing investments partially offset by unfavorable foreign currency and incremental depreciation from brewery capacity expansions.
•The Beer Business continues to expect net sales growth of 7 - 9% and operating income growth outlook of 10 - 12% for fiscal 2025.

CAPITAL EXPANSION
The company had approximately 48 million hectoliters of capacity across its existing facilities in Mexico at the end of fiscal 2024. From fiscal 2025 to fiscal 2028, the company expects approximately $3 billion of capital expenditures to continue the development of modular additions at existing facilities in Mexico and its third brewery site at Veracruz.

wine and spirits
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 9-liter case equivalents
May 31, 2024	5.6		$389.0	$59.7
May 31, 2023	5.9		$416.3	$79.3
% Change	(5.1%)	(12.7%)	(7%)	(25%)
HIGHLIGHTS
•Our Wine and Spirits net sales declined 7% driven by a 5.1% decrease in shipment volumes, as the business continues to face challenging market conditions, primarily in the U.S. wholesale channel across most price segments in the wine category.
•Operating margin decreased 370 basis points to 15.3% primarily driven by lower volumes and higher COGS which more than offset benefits from lower other SG&A and marketing expenses.
•The Wine and Spirits Business reaffirmed its outlook for fiscal 2025 of net sales decline of 0.5% to growth of 0.5% and operating income decline of 9 - 11%, inclusive of commercial and operational initiatives underway to address broader market headwinds; see fiscal 2025 Guidance Assumptions under Outlook for more information.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 2

outlook
The table sets forth management's current EPS expectations for fiscal 2025 compared to fiscal 2024 actual results.
	Reported		Comparable
	FY25 Estimate	FY24 Actual	FY25 Estimate	FY24 Actual
Fiscal Year Ending February 28/29	$14.63 - $14.93	$9.39	$13.50 - $13.80	$12.38
Fiscal 2025 Guidance Assumptions:
•Enterprise: net sales growth of 6 - 7%
◦Beer: net sales growth of 7 - 9%
◦Wine and Spirits: net sales decline of 0.5% to growth of 0.5%
•Enterprise: operating income growth: reported of 10 - 12% and comparable of 8 - 10%
◦Beer: operating income growth of 10 - 12%
◦Wine and Spirits: operating income decline of 9 - 11%
◦Corporate expense: $260 million
•Interest expense, net: $445 - $455 million

•Tax rate: reported approximately 12%; inclusive of the
Mexicali Brewery sale
comparable approximately 18.5%
•Weighted average diluted shares outstanding: approximately 183 million; inclusive of share repurchases
•Operating cash flow: $2.8 - $3.0 billion
•Capital expenditures: $1.4 - $1.5 billion, including approximately $1.2 billion targeted for Mexico beer operations activities
•Free cash flow: $1.4 - $1.5 billion

QUARTERLY DIVIDEND
On July 2, 2024, Constellation’s board of directors declared a quarterly cash dividend of $1.01 per share of Class A Common Stock payable on August 23, 2024, to stockholders of record as of the close of business on August 14, 2024.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 3

SUPPLEMENTAL INFORMATION

Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS

The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, strategic vision, growth plans, operational and commercial execution initiatives, innovation, new products, future operations, financial position, expected net sales, expenses, hedging programs, cost savings initiatives, operating income, capital expenditures, effective tax rates, anticipated tax liabilities, operating cash flow, and free cash flow, estimated diluted EPS and shares outstanding, expected volume, inventory, supply and demand levels, balance, and trends, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorizations, access to capital markets, liquidity and capital resources, ESG targets and efforts, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied, by the Projections.

When used in this release, the words “anticipate,” “expect,” “intend,” “will,“ and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), restructuring or other strategic business realignment, or financing or share repurchase that may be completed after the issuance of this release. Although we believe that the expectations reflected in the Projections are reasonable, we can give no assurance that such expectations will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:

•water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;
•the ability to respond to anticipated inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs through increased selling prices;
•actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges (including from labor strikes or other labor activities), shifting consumer behaviors, wildfires, and severe weather events;
•reliance on complex information systems and third-party global networks as well as risks associated with cybersecurity and artificial intelligence;
•economic and other uncertainties associated with our international operations;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing;
•results of the sale of the remaining assets at the Mexicali Brewery inclusive of the expected tax benefits
~~•~~operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•the impact of military conflicts, geopolitical tensions, and responses, including on inflation, supply chains, commodities, energy, and cybersecurity;
•climate change, ESG regulatory compliance and failure to meet emissions, stewardship, and other ESG targets, objectives, or ambitions;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable disease outbreaks, pandemics, or other widespread public health crises and associated governmental containment actions;
•effects of employee labor activities that could increase our costs;
•a potential decline in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities;
•the success of operational and commercial execution initiatives for our wine and spirits business;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, or other governmental rules and regulations;
•class action or other litigation we may face;
•potential write-downs of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the impact of a global minimum tax rate;
•amount, timing, and source of funds for any share repurchases;
•amount and timing of future dividends;
•ownership of our Class A Common Stock by members of the Sands family and their Board of Director nomination rights as well as the choice-of-forum provision in our Amended and Restated By-laws; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 4

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 31, 2024	February 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$73.8	$152.4
Accounts receivable	893.9	832.8
Inventories	2,127.0	2,078.3
Prepaid expenses and other	733.7	666.0
Total current assets	3,828.4	3,729.5
Property, plant, and equipment	8,298.0	8,055.2
Goodwill	7,985.4	7,980.3
Intangible assets	2,731.5	2,731.7
Deferred income taxes	2,020.3	2,055.0
Other assets	1,196.5	1,140.0
Total assets	$26,060.1	$25,691.7

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$793.2	$241.4
Current maturities of long-term debt	406.2	956.8
Accounts payable	1,139.3	1,107.1
Other accrued expenses and liabilities	783.5	836.4
Total current liabilities	3,122.2	3,141.7
Long-term debt, less current maturities	10,682.9	10,681.1
Deferred income taxes and other liabilities	1,683.1	1,804.3
Total liabilities	15,488.2	15,627.1
CBI stockholders’ equity	10,251.8	9,743.1
Noncontrolling interests	320.1	321.5
Total stockholders’ equity	10,571.9	10,064.6
Total liabilities and stockholders’ equity	$26,060.1	$25,691.7

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2024	May 31, 2023
Sales	$2,860.7	$2,699.5
Excise taxes	(198.9)	(184.6)
Net sales	2,661.8	2,514.9
Cost of product sold	(1,258.0)	(1,257.1)
Gross profit	1,403.8	1,257.8
Selling, general, and administrative expenses	(462.2)	(493.1)
Operating income (loss)	941.6	764.7
Income (loss) from unconsolidated investments	82.0	(415.4)
Interest expense, net	(102.8)	(118.9)
Income (loss) before income taxes	920.8	230.4
(Provision for) benefit from income taxes	(28.0)	(91.2)
Net income (loss)	892.8	139.2
Net (income) loss attributable to noncontrolling interests	(15.8)	(3.3)
Net income (loss) attributable to CBI	$877.0	$135.9

Class A Common Stock:
Net income (loss) per common share attributable to CBI – basic	$4.80	$0.74
Net income (loss) per common share attributable to CBI – diluted	$4.78	$0.74

Weighted average common shares outstanding – basic	182.766	183.270
Weighted average common shares outstanding – diluted	183.461	183.863

Cash dividends declared per common share	$1.01	$0.89

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2024	May 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$892.8	$139.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	—	71.8
Deferred tax provision (benefit)	25.0	(0.3)
Depreciation	111.6	105.3
Stock-based compensation	17.3	14.5
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	1.3	220.6
Noncash lease expense	29.1	22.0
Impairment of equity method investments	—	123.5
Net gain on conversion and exchange to Canopy exchangeable shares	(83.3)	—
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	(63.4)	(31.5)
Inventories	(47.3)	(57.6)
Prepaid expenses and other current assets	(61.4)	(17.9)
Accounts payable	62.7	34.2
Deferred revenue	15.6	24.3
Other accrued expenses and liabilities	(97.7)	(73.2)
Other	(111.8)	90.5
Total adjustments	(202.3)	526.2
Net cash provided by (used in) operating activities	690.5	665.4
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(375.3)	(277.0)
Investments in equity method investees and securities	(13.0)	(21.6)
Proceeds from sale of assets	12.9	—
Proceeds from sale of business	—	6.7
Other investing activities	(2.0)	—
Net cash provided by (used in) investing activities	(377.4)	(291.9)

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2024	May 31, 2023
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	744.8
Principal payments of long-term debt	(552.2)	(502.5)
Net proceeds from (repayments of) short-term borrowings	551.8	(346.3)
Dividends paid	(185.3)	(164.1)
Purchases of treasury stock	(200.0)	(35.0)
Proceeds from shares issued under equity compensation plans	24.7	15.9
Payments of minimum tax withholdings on stock-based payment awards	(13.8)	(11.2)
Payments of debt issuance, debt extinguishment, and other financing costs	—	(5.0)
Distributions to noncontrolling interests	(17.5)	(11.3)
Payment of contingent consideration	(0.7)	—
Net cash provided by (used in) financing activities	(393.0)	(314.7)

Effect of exchange rate changes on cash and cash equivalents	1.3	0.2

Net increase (decrease) in cash and cash equivalents	(78.6)	59.0
Cash and cash equivalents, beginning of period	152.4	133.5
Cash and cash equivalents, end of period	$73.8	$192.5

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)

Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended
	May 31, 2024	May 31, 2023	Percent Change
Consolidated
Net sales	$2,661.8	$2,514.9	6%
Gross profit	$1,403.8	$1,257.8	12%
Operating income (loss)	$941.6	$764.7	23%
% Net sales	35.4%	30.4%
Income (loss) from unconsolidated investments	$82.0	$(415.4)	NM
Depreciation and amortization	$111.9	$105.7	6%

Comparable adjustments (1)
Gross profit	$22.0	$(34.8)	NM
Operating income (loss)	$17.6	$(62.5)	NM
Income (loss) from unconsolidated investments	$83.3	$(384.4)	NM

Beer
Net sales	$2,272.8	$2,098.6	8%
Segment gross profit	$1,213.1	$1,098.7	10%
% Net sales	53.4%	52.4%
Segment operating income (loss)	$923.0	$797.8	16%
% Net sales	40.6%	38.0%
Segment depreciation and amortization	$86.4	$78.8	10%

Wine and Spirits
Wine net sales	$329.3	$361.0	(9%)
Spirits net sales	59.7	55.3	8%
Net sales	$389.0	$416.3	(7%)
Segment gross profit	$168.7	$193.9	(13%)
% Net sales	43.4%	46.6%
Segment operating income (loss)	$59.7	$79.3	(25%)
% Net sales	15.3%	19.0%
Segment income (loss) from unconsolidated investments	$0.4	$2.3	(83%)
Segment depreciation and amortization	$21.3	$22.5	(5%)

Corporate Operations and Other
Segment operating income (loss)	$(58.7)	$(49.9)	(18%)
Segment income (loss) from unconsolidated investments	$(1.7)	$(33.3)	95%
Segment depreciation and amortization	$4.2	$4.4	(5%)
(1)See page 12 for further information on comparable adjustments.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended
	May 31, 2024	May 31, 2023	Percent Change
Beer
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	115.1	107.0	7.6%

Depletions (1) (2)			6.4%

Wine and Spirits
(branded product, 9-liter case equivalents)
Shipments	5.6	5.9	(5.1%)
U.S. Wholesale shipments	4.9	5.2	(5.8%)

Depletions (1)			(12.7%)

(1)	Depletions represent U.S. distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)	Includes an adjustment to remove volumes associated with the craft beer brand divestitures for the period March 1, 2023, through May 31, 2023, included in the three months ended May 31, 2023.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended
	May 31, 2024	May 31, 2023
Operating income (loss) (GAAP)	$941.6	$764.7
Comparable adjustments (Non-GAAP) (1)	(17.6)	62.5
Comparable operating income (loss) (Non-GAAP)	$924.0	$827.2
% Net sales	34.7%	32.9%

	Three Months Ended
	May 31, 2024	May 31, 2023
Net income (loss) attributable to CBI (GAAP)	$877.0	$135.9

Net income (loss) attributable to noncontrolling interests (GAAP)	15.8	3.3
Provision for (benefit from) income taxes (GAAP)	28.0	91.2
Interest expense, net (GAAP)	102.8	118.9
Adjusted EBIT (Non-GAAP)	1,023.6	349.3
Comparable adjustments (Non-GAAP) (1)	(100.9)	446.9
Comparable Canopy EIE (Non-GAAP) (2)	—	30.8
Comparable EBIT (Non-GAAP)	$922.7	$827.0

	Three Months Ended
	May 31, 2024	May 31, 2023
Net income (loss) attributable to CBI (GAAP)	$877.0	$135.9
Comparable adjustments (Non-GAAP) (1)	(222.5)	398.6
Comparable Canopy EIE (Non-GAAP) (2)	—	24.3
Comparable net income (loss) attributable to CBI (Non-GAAP)	$654.5	$558.8

	Three Months Ended
	May 31, 2024	May 31, 2023
EPS (GAAP)	$4.78	$0.74
Comparable adjustments (Non-GAAP) (1)	(1.21)	2.17
Comparable Canopy EIE (Non-GAAP) (2)	—	0.13
Comparable EPS (Non-GAAP) (3)	$3.57	$3.04

Weighted average common shares outstanding - diluted (3)	183.461	183.863
(1)See page 12 for further information on comparable adjustments.
(2)See page 14 for further information on comparable Canopy EIE.
(3)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended
	May 31, 2024	May 31, 2023
Net gain (loss) on undesignated commodity derivative contracts	$14.6	$(34.7)
Settlements of undesignated commodity derivative contracts	8.5	0.6
Flow through of inventory step-up	(1.1)	(0.7)
Comparable adjustments, Gross profit	22.0	(34.8)

Transition services agreements activity	(2.8)	(5.7)
Restructuring and other strategic business development costs	(1.8)	(14.9)
Transaction, integration, and other acquisition-related costs	(0.2)	(0.3)
Other gains (losses)	0.4	(6.8)
Comparable adjustments, Operating income (loss)	17.6	(62.5)

Comparable adjustments, Income (loss) from unconsolidated investments	83.3	(384.4)
Comparable adjustments, Adjusted EBIT	100.9	(446.9)

Comparable adjustments, Interest expense, net	—	(0.7)
Comparable adjustments, (Provision for) benefit from income taxes	121.6	49.0
Comparable adjustments, Net income (loss) attributable to CBI	$222.5	$(398.6)

Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Restructuring and other strategic business development costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our investments, acquisitions, and divestitures.
Other gains (losses)
Primarily includes the following:

	Three Months Ended
	May 31, 2024	May 31, 2023
Gain (loss) on sale of business	$—	$(7.0)

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Comparable adjustments, Income (loss) from unconsolidated investments
Primarily includes the following:

	Three Months Ended
	May 31, 2024	May 31, 2023
Net gain on conversion and exchange to Canopy exchangeable shares	$83.3	$—
Impairment of equity method investments	$—	$(123.5)
Comparable adjustments to Canopy EIE (see page 14 for further information)	$—	$(189.0)
Unrealized gain (loss) from the changes in fair value of securities measured at fair value	$—	$(71.8)
Comparable adjustments, Interest expense, net
We recognized losses from the write-off of an unamortized discount and debt issuance costs in connection with the repayment of outstanding term loan facility borrowings.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended
	May 31, 2024	May 31, 2023
Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$121.2	$—
Net income tax benefit recognized for adjustments to valuation allowances	$4.4	$—
Net income tax benefit recognized as a result of a change in tax entity classification	$—	$28.9
Net income tax benefit recognized as a result of a legislative update in Switzerland	$—	$4.7

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
Non-GAAP Canopy EIE financial measures for the three months ended May 31, 2023, are provided because management used this information to separately monitor our former equity method investment in Canopy. Financial measures excluding Canopy EIE are non-GAAP and are provided because management used this information to evaluate the results of our core operations which management determined did not include our former equity method investment in Canopy. In addition, we believe this information provides our investors valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors.

For the Three Months Ended May 31, 2023
(in millions)
Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(219.8)
(Provision for) benefit from income taxes (2)	6.5
Net income (loss) attributable to CBI, Canopy EIE (GAAP) (1)	$(213.3)

Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(219.8)

Restructuring and other strategic business development costs	160.6
Goodwill impairment	14.1
Net (gain) loss on fair value financial instruments	6.9
(Gain) loss on dilution of Canopy stock ownership	3.6
Acquisition costs	0.9
Other (gains) losses	2.9
Comparable adjustments, Canopy EIE (Non-GAAP)	189.0
Comparable equity earnings (losses), Canopy EIE (Non-GAAP) (1)	(30.8)
Comparable (provision for) benefit from income taxes (Non-GAAP) (2)	6.5
Comparable net income (loss) attributable to CBI, Canopy EIE (Non-GAAP) (1)	$(24.3)

For the Three Months Ended May 31, 2023
EPS, Canopy EIE (GAAP)	$(1.16)
Comparable adjustments, Canopy EIE (Non-GAAP)	1.03
Comparable EPS, Canopy EIE (Non-GAAP) (3)	$(0.13)

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2024			May 31, 2023
	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)
Reported basis (GAAP)	$920.8	$(28.0)	3.0%	$230.4	$(91.2)	39.6%
Comparable adjustments - (Non-GAAP)	(100.9)	(121.6)		447.6	(49.0)
Comparable Canopy EIE (Non-GAAP)	—	—		30.8	(6.5)
Comparable basis (Non-GAAP)	$819.9	$(149.6)	18.2%	$708.8	$(146.7)	20.7%
(1)Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)The benefit from income taxes effective tax rate applied to our Canopy EIE is generally based on the tax rates of the legal entities that hold our investment. The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(3)May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(4)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2025		Actual for the Year Ended February 29, 2024	Percentage Change
Operating income (GAAP)	$3,502	$3,567	$3,169.7	10%	13%
Comparable adjustments (Non-GAAP) (1)	3	3	75.8
Comparable operating income (Non-GAAP)	$3,505	$3,570	$3,245.5	8%	10%

(1)	Comparable adjustments include: (2) (3)	Estimated for the Year Ending February 28, 2025	Actual for the Year Ended February 29, 2024
	Transition services agreements activity	$20	$24.9
	Flow through of inventory step-up	$4	$3.6
	Restructuring and other strategic business development costs	$2	$46.3
	Net (gain) loss on undesignated commodity derivative contracts	$(15)	$44.2
	Settlements of undesignated commodity derivative contracts	$(9)	$(15.0)
	(Gain) loss on sale of business	$—	$15.1
	Other (gains) losses	$—	$11.4
	Transaction, integration, and other acquisition-related costs	$—	$0.6
	Insurance recoveries	$—	$(55.1)
	Costs associated with the reclassification, conversion, and exchange of our Class B Convertible Common Stock into our Class A Common Stock	$—	$(0.2)
(2)	See page 12 for further information on comparable adjustments.
(3)	May not sum due to rounding.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

EPS Guidance	Range for the Year Ending February 28, 2025		Actual for the Year Ended February 29, 2024
Forecasted EPS (GAAP)	$14.63	$14.93	$9.39
Comparable adjustments (Non-GAAP) (1)	(1.13)	(1.13)	2.67
Comparable basis, Canopy EIE (Non-GAAP)	—	—	0.32
Forecasted comparable EPS (Non-GAAP) (2)	$13.50	$13.80	$12.38

(1)	Comparable adjustments include: (2)(3)	Estimated for the Year Ending February 28, 2025	Actual for the Year Ended February 29, 2024
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$(0.66)	$—
	(Income) loss from unconsolidated investments	$(0.46)	$2.58
	Net (gain) loss on undesignated commodity derivative contracts	$(0.06)	$0.18
	Settlements of undesignated commodity derivative contracts	$(0.03)	$(0.06)
	Net income tax benefit recognized for adjustments to valuation allowances	$(0.02)	$—
	Transition services agreements activity	$0.08	$0.10
	Flow through of inventory step-up	$0.02	$0.01
	Restructuring and other strategic business development costs	$0.01	$0.20
	(Gain) loss on sale of business	$—	$0.06
	Other (gains) losses	$—	$0.06
	Loss of interest income on write-off of a convertible note	$—	$0.01
	Insurance recoveries	$—	$(0.25)
	Net income tax benefit recognized as a result of a change in tax entity classification	$—	$(0.17)
	Net income tax benefit recognized as a result of a legislative update in Switzerland	$—	$(0.05)
(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	See page 12 for further information on comparable adjustments.

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2025
Net cash provided by operating activities (GAAP)	$2,800	$3,000
Purchase of property, plant, and equipment	(1,400)	(1,500)
Free cash flow (Non-GAAP)	$1,400	$1,500

	Three Months Ended
	May 31, 2024	May 31, 2023
Net cash provided by operating activities (GAAP)	$690.5	$665.4
Purchase of property, plant, and equipment	(375.3)	(277.0)
Free cash flow (Non-GAAP)	$315.2	$388.4

Constellation Brands, Inc. Q1 FY 2025 Earnings Release	#WORTHREACHINGFOR I 17